Exhibit 11
                    PREMARK INTERNATIONAL, INC.
          Statement of Computation of Per Share Earnings
                           (Unaudited)

                                                13 Weeks Ended
                                              -------------------
                                              Sept. 30,  Oct. 1,
                                                1995       1994
(Dollars in millions, shares in thousands)    --------   --------

Earnings                                      $  46.8    $  40.9
                                              ========   ========

PRIMARY METHOD
  Shares
    Cumulative average outstanding shares      61,116     63,608
    Common equivalent shares                    2,376      2,822
                                              --------   --------
    Weighted average number of common
      and common equivalent shares
      outstanding                              63,492     66,430
                                              ========   ========

  Primary earnings per share                  $  0.74    $  0.62
                                              ========   ========

FULLY DILUTED METHOD
  Shares
    Cumulative average outstanding shares      61,116     63,608
    Common equivalent shares                    2,388      2,837
                                              --------   --------
    Weighted average number of common
      and common equivalent shares
      outstanding                              63,504     66,445
                                              ========   ========

  Fully diluted earnings per share            $  0.74    $  0.62
                                              ========   ========

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                                                       Exhibit 11
                    PREMARK INTERNATIONAL, INC.
          Statement of Computation of Per Share Earnings
                           (Unaudited)

                                              39 Weeks  40 Weeks
                                                Ended     Ended
                                              Sept. 30,  Oct. 1,
                                                1995       1994
(Dollars in millions, shares in thousands)    --------   --------

Earnings                                      $ 160.4    $ 135.6
                                              ========   ========

PRIMARY METHOD
  Shares
    Cumulative average outstanding shares      61,616     63,582
    Common equivalent shares                    2,390      2,948
                                              --------   --------
    Weighted average number of common
      and common equivalent shares
      outstanding                              64,006     66,530
                                              ========   ========

  Primary earnings per share                  $  2.51    $  2.04
                                              ========   ========

FULLY DILUTED METHOD
  Shares
    Cumulative average outstanding shares      61,616     63,582
    Common equivalent shares                    2,415      2,991
                                              --------   --------
    Weighted average number of common
      and common equivalent shares
      outstanding                              64,031     66,573
                                              ========   ========

  Fully diluted earnings per share            $  2.51    $  2.04
                                              ========   ========